United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020

RCI HOSPITALITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10737 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 13, 2020, we received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that we continue to not be in compliance with Listing Rule 5250(c)(1) because we have failed to file our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2019 and had not yet filed our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

We initially received a deficiency notice from Nasdaq on December 19, 2019 because we were at that time delinquent in filing the referenced Form 10-K. On February 13, 2020, we filed the delinquent Form 10-K. And on February 14, 2020, we submitted our plan to Nasdaq detailing plans to regain compliance with Listing Rule 5250(c)(1) by filing the delinquent Form 10-Q. Specifically, the plan states that we are working diligently to file the Form 10-Q as soon as possible. We anticipate filing the Form 10-Q before the end of February 2020, assuming there are no unforeseen delays.

If the compliance plan we submitted on February 14, 2020 is accepted, Nasdaq may grant us an extension of up to 180 calendar days from the due date of the Form 10-K, or until June 15, 2020, to regain compliance. If Nasdaq does not accept our plan, we will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Nasdaq notification letter has no immediate effect on the listing of our common stock on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCI Hospitality Holdings, INC.

Date: February 18, 2020	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer